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                                    EXHIBIT NO. 11

                         ANALYSTS INTERNATIONAL CORPORATION

                        COMPUTATION OF NET INCOME PER SHARE

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                                          Three Months Ended  Six Months Ended
(In thousands except                         December 31         December 31
per share amounts)                        ------------------  ----------------
                                             1997      1996      1997     1996
                                             ----      ----      ----     ----
Basic:

Weighted average number of common
shares outstanding                           22,353   22,014    22,332   21,996
                                            -------  -------   -------  -------
                                            -------  -------   -------  -------

Net income                                  $ 5,031  $ 3,905   $10,411  $ 7,773
                                            -------  -------   -------  -------
                                            -------  -------   -------  -------

Per share amount                            $   .23  $   .17   $   .47  $   .35
                                            -------  -------   -------  -------
                                            -------  -------   -------  -------

DILUTED:

Weighted average number of common
shares outstanding                           22,353   22,014    22,332  21,996

Dilutive stock options after application of
treasury stock method.                          544      546       496      456
                                            -------  -------   -------  -------

Weighted average number of common and
common equivalent shares outstanding         22,897   22,560    22,828   22,452
                                            -------  -------   -------  -------
                                            -------  -------   -------  -------

Net income                                  $ 5,031  $ 3,905   $10,411   $ 7,773
                                            -------  -------   -------  -------
                                            -------  -------   -------  -------

Per share amount                            $   .22  $   .17   $   .46  $   .34
                                            -------  -------   -------  -------
                                            -------  -------   -------  -------


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